Exhibit 10.2

Date:	April 26, 2011

To:	Nigel Lee

Re:	TERMINATION OF STOCK OPTION
By Hand Delivery
Dear Nigel,
As we discussed last evening, and pursuant to Section 6(d) of the MoneyGram International, Inc. 2005 Omnibus Incentive Plan, Non-Qualified Stock Option Agreement for Employees in Singapore dated April 22, 2010, this is to confirm that effective today, the Company has terminated all options held by you to purchase Company stock, whether vested or unvested.
Yours faithfully
For and on behalf of
MoneyGram International Pte. Ltd.
and MoneyGram International, Inc.

/s/ Steve Piano	April 26th, 2011

Steve Piano	Date